SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 23, 2004


                                   NEXEN INC.
             (Exact name of registrant as specified in its charter)


         CANADA                      1-6702                     98-6000202
(State or other jurisdiction     (Commission File             (IRS Employer
     of incorporation)               Number)                 Identification No.)


                              801 - 7TH AVENUE S.W.
                        CALGARY, ALBERTA, CANADA T2P 3P7
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (403) 699-4000


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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         ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

                  On February 12, 2004, the Board of Directors of Nexen Inc. ("Nexen") approved proceeding with commercial development of the Long Lake Synthetic Crude Oil project. The Long Lake project will develop approximately 10% of Nexen's Athabasca bitumen resource and will upgrade this bitumen into a high-quality, light, sweet, premium synthetic crude oil (PSC). As a result of the decision to proceed with the project, we have booked 200 million barrels (before royalties) (188 million barrels after royalties) of new proved reserves in 2004.

                  Field construction work is expected to commence in the third quarter of 2004. Pilot bitumen production is increasing according to plan and commercial bitumen production will commence in 2006. Synthetic oil production will commence in 2007, with peak production of approximately 60,000 barrels per day (before royalties) (approximately 56,000 barrels per day after royalties) maintained over the project's life, estimated at more than 35 years. We have a 50% working interest in the project, a joint venture with OPTI Canada.

                  The gross capital cost to construct the Long Lake project is expected to total Cdn$3.4 billion. Ongoing sustaining capital is expected to average Cdn$2.50 per barrel (before royalties) (Cdn$2.70 per barrel after royalties) of PSC. The project will generate its own fuel and electricity, resulting in significant operating cost savings compared to other bitumen production and upgrading projects. Operating costs are expected to average between Cdn$7 and Cdn$9 per barrel (before royalties) (between Cdn$7.40 and Cdn$9.60 per barrel after royalties). Assuming WTI oil prices in the mid-twenties per barrel, the project will generate after tax rate of returns in the low to mid-teens.

FORWARD-LOOKING STATEMENTS
--------------------------

                  Certain statements in this report constitute "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. Such statements are generally identifiable by the terminology used such as "intend", "plan", "expect", "estimate", "budget", "outlook" or other similar words.

                  The forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Such factors include, among others: market prices for oil and gas and chemicals products; the ability to explore, develop, produce and transport crude oil and natural gas to markets; the results of exploration and development drilling and related activities; foreign-currency exchange rates; economic conditions in the countries and regions where Nexen carries on business; actions by governmental authorities including increases in taxes, changes in environmental and other laws and regulations; renegotiations of contracts; and political uncertainty, including actions by insurgent or other armed groups or other conflict. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are interdependent upon other factors,

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and management's course of action would depend on its assessment of the future considering all information then available. Any statements as to possible commerciality, development plans, capacity expansions, drilling of new wells, ultimate recoverability of reserves, future production rates, cash flows and changes in any of the foregoing are forward-looking statements.

                  Although we believe that the expectations conveyed by the forward-looking statements are reasonable based on information available to us on the date such forward-looking statements were made, no assurances can be given as to future results, levels of activity and achievements. Readers should also refer to our Annual Report on Form 10-K for a discussion of the risk factors.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   February 23, 2004

                                    NEXEN INC.


                                    By: /s/ Sylvia L. Groves
                                        ---------------------------------------
                                        Name:   Sylvia L. Groves
                                        Title:  Assistant Secretary